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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

     As independent public accountants, we consent to the incorporation by reference in the Registration Statement of Northrop Grumman Corporation on Form S-3, No. 333-71290, of our reports dated February 2, 2001, appearing in the Annual Report on Form 10-K of Newport News Shipbuilding Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus Supplements with respect to Common Stock and Equity Security Units, which are a part of the Registration Statement.

/s/ Arthur Andersen LLP

Vienna, Virginia
November 14, 2001